Exhibit 99.1

Novus Therapeutics Announces Acquisition of Anelixis Therapeutics

Acquisition includes lead clinical-stage compound AT-1501, a next generation anti-CD40L antibody, in development for organ and cellular transplantation, autoimmune diseases, and neurodegenerative diseases

Senior management team with extensive drug development and commercialization experience,

including Dr. David-Alexandre “DA” C. Gros as CEO and Dr. Steven Perrin as President and

CSO, to lead Novus

Company completes private placement financing with proceeds of $108 million to be used to advance AT-1501 Phase 2 clinical trials in up to four indications

Conference call tomorrow at 8:30 a.m. EDT

IRVINE, Calif. and BOSTON, SEPTEMBER 14, 2020 -- Novus Therapeutics, Inc. (“Novus”) (NASDAQ: NVUS) today announced it has completed the acquisition of Anelixis Therapeutics, Inc. (“Anelixis”), a privately held clinical stage biotechnology company developing a next generation anti-CD40 Ligand (CD40L) antibody as a potential treatment for organ and cellular transplantation, autoimmune diseases, and neurodegenerative diseases. Concurrent with the acquisition of Anelixis, Novus entered into a definitive agreement for the sale of non-voting convertible preferred stock (the “Preferred Stock”) in a private placement to a group of institutional accredited investors led by BVF Partners L.P., with participation from Cormorant Asset Management, Ecor1 Capital, Logos Capital, Fidelity Management and Research Company, Adage Capital Partners L.P., Woodline Partners LP, Ridgeback Capital, Janus Henderson Investors, and Samsara BioCapital, as well as additional investors. The private placement is expected to result in gross proceeds to Novus of approximately $108 million before deducting placement agent and other offering expenses. The proceeds from the private placement will be used to fund the Company’s operations, including to advance Phase 2 clinical trials of AT-1501, a humanized IgG1 anti-CD40L antibody with high affinity for CD40L, in renal transplantation, islet cell transplantation, autoimmune nephritis, and amyotrophic lateral sclerosis (ALS).

“We are excited about AT-1501 and the potential to develop and commercialize the next generation anti-CD40L antibody, a well-validated target with broad therapeutic possibilities,” said Keith A. Katkin, Chairman of the Board of Directors of Novus. “After exploring a range of strategic options to maximize shareholder value, we believe this acquisition represents the greatest value creation opportunity for Novus stockholders, and we are confident that we have the management and scientific leadership team to fully realize this opportunity for patients in need of new treatment options.”

Leadership & Organization

In addition to the strategic acquisition and private placement, Novus announced its Board of Directors has previously appointed David-Alexandre “DA” C. Gros, M.D. to serve as Chief Executive Officer and Director. Dr. Gros joins Novus from Imbria Pharmaceuticals Inc., where he served as Co-Founder, Chief Executive Officer and Director. Prior to Imbria, Dr. Gros was President and Chief Operating Officer of Neurocrine Biosciences, Inc., Chief Business and Principal Financial Officer of Alnylam Pharmaceuticals, Inc., and Chief Strategy Officer of Sanofi, S.A. Before Sanofi, Dr. Gros held leadership positions in healthcare investment banking at Centerview Partners, LLC, and Merrill Lynch, Pierce, Fenner & Smith, Inc., and in healthcare consulting at McKinsey & Company. Dr. Gros earned a Doctor of Medicine from Johns Hopkins University School of Medicine, a Master of Business Administration from Harvard Business School, and a Bachelor of Arts from Dartmouth College.

“I am both thrilled and humbled to join the Novus management team and Board during this new phase of the company’s evolution, as we prepare to initiate multiple Phase 2 trials for AT-1501” said Dr. Gros. “Through this acquisition and financing, we now have the scientific, organizational and financial resources to build upon a deep historical understanding of the CD40/CD40L pathway, as well as Anelixis’ preclinical and Phase 1 data, to address the needs of people undergoing organ or cellular transplantation, or living with autoimmune and neurodegenerative diseases.”

Joining Dr. Gros on the Novus management team and Board of Directors is Steven Perrin, Ph.D., Founder and Chief Executive Officer of Anelixis, who will take on the role of President and Chief Scientific Officer. Dr. Perrin brings 20 years of drug development experience to Novus, having held R&D positions at the Hoechst-Ariad Genomics Center, Aventis Pharmaceuticals, Inc., and Biogen Idec, Inc. Over the past decade, Dr. Perrin has worked with the ALS Therapy Development Institute to develop the world’s largest ALS drug development program, bridging preclinical and clinical programs. Dr. Perrin received a Ph.D. in biochemistry from Boston University Medical Center, where he also started his career as Associate Professor of Medicine, and a Bachelor of Science from Boston College.

“The activation of CD40/CD40L signaling is critical to mediating antibody and cellular inflammatory response. We are developing antibodies to inhibit the activation of this pathway with the hope of offering new treatment modalities for people living with conditions such as autoimmune nephritis and ALS, or those requiring a potentially life-saving transplant,” said Dr. Perrin. “I have dedicated my career to developing better medicines for these patients and their families, and I look forward to working with the team to advance these clinical programs.”

Concurrent with the acquisition, former Anelixis Chairman of the Board Walter Ogier has been appointed to the Novus Board of Directors. Mr. Ogier has more than 30 years of experience developing therapeutic medical products ranging from pharmaceuticals to medical devices, stem and immune cell therapies, and gene therapies. He has served in multiple CEO roles including Genetix Pharmaceuticals, Inc. (now bluebird bio, Inc.) and Acetylon Pharmaceuticals, Inc., which Celgene Corporation acquired in 2016. In addition to Novus, he serves as a director of Biothera Pharmaceuticals, Inc., Thetis Pharmaceuticals, LLC, and Nemucore Medical Innovations, Inc., and as Board advisor to Kodikaz Therapeutic Solutions, Inc., and ME Therapeutics, Inc.

Novus Board members will also include Keith A. Katkin, Chairman of the Board; Gary A. Lyons; and John S. McBride. The company will continue to maintain its executive offices in Irvine, Calif. and will have research and development facilities in Boston, Mass.

About the Transactions

The acquisition of Anelixis was structured as a stock-for-stock transaction whereby all of Anelixis’ outstanding equity interests were exchanged in a merger for a combination of shares of Novus common stock and shares of Preferred Stock. Concurrently with the acquisition of Anelixis, Novus entered into definitive agreements for a PIPE investment with existing and new investors to raise approximately $108 million in which the investors will be issued shares of Preferred Stock at a price of approximately $500 per share (or, $0.50 per share on an as-converted-to-common basis). The PIPE offering is expected to close on September 14, 2020. Subject to stockholder approval, each share of Preferred Stock will, at the option of the holder, be convertible into 1,000 shares of common stock, subject to certain beneficial ownership limitations set by each holder. The acquisition was approved by the Board of Directors of Novus and the equity holders of Anelixis.

Ladenburg Thalmann & Co. Inc. is serving as exclusive financial advisor and Gibson, Dunn & Crutcher LLP is serving as legal counsel to Novus. Goodwin Procter LLP is serving as legal counsel to Anelixis. SVB Leerink is serving as financial advisor and lead placement agent for the private placement, and Noble Life Science Partners, a division of Noble Capital Markets, Inc., is acting as co-placement agent.

Additional details are available in an updated corporate presentation that can be found online at www.novustherapeutics.com.

Webcast Details

Novus will host an audio webcast on Tuesday, September 15, 2020, at 8:30 a.m. EDT to discuss the acquisition. The live audio webcast will be accessible through a direct link and the investor section of www.novustherapeutics.com. To access via phone, please dial (833) 614-1390 (toll-free) or (914) 987-7111 (international) and provide the conference ID 4046285. Please visit the investor section of the Novus website at www.novustherapeutics.com for the archived webcast and for more information on the acquisition.

About AT-1501

AT-1501 is a humanized IgG1 anti-CD40L antibody with high affinity for CD40L, a well-validated target with broad therapeutic potential. The CD40/CD40L pathway plays a central role in generating pro-inflammatory responses in autoimmune disease, allograft transplant rejection, and neuroinflammation. In a Phase 1 safety study of healthy volunteers and patients with ALS, AT-1501 was well tolerated at all doses tested.

About Novus Therapeutics

Novus Therapeutics, Inc. is a clinical stage biotechnology company using its expertise in targeting the CD40L pathway to develop potential treatments for people requiring an organ or cell-based transplant, and for people with autoimmune and neurodegenerative disease. Novus is headquartered in Irvine, Calif. For more information, please visit the company’s website at www.novustherapeutics.com.

Follow Novus Therapeutics on social media: @Novus_Thera and LinkedIn.

Notice of Issuance of Inducement Grants

Pursuant to their employment agreements, Drs. Gros and Perrin have been awarded options to purchase a total of 18,279 and 7,857 shares of Preferred Stock, respectively, subject to time-based vesting (the “Inducement Grants”). The Inducement Grants have an exercise price of $500 per share of Preferred Stock, which is equal to the price at which the Preferred Stock is being offered and sold in the PIPE financing and represents (on an as-converted basis) a premium of approximately 30% over the last reported closing price of the Novus common stock prior to grant. The Inducement Grants have been approved by the Novus Board of Directors and the Compensation Committee of the Board of Directors. The Inducement Grants will be issued outside of the Company’s stockholder-approved equity incentive plans as an inducement grant in accordance with Nasdaq Listing Rule 5635(c)(4).

Forward-Looking Statements

This press release contains forward-looking statements that involves substantial risks and uncertainties. Any statements about the company’s future expectations, plans and prospects, including statements about its strategy, future operations, development of its product candidates, and other statements containing the words “believes,” “anticipates,” “plans,”

“expects,” “estimates,” “intends,” “predicts,” “projects,” “targets,” “looks forward,” “could,” “may,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, although not all forward-looking statements include such identifying words. Forward-looking statements include, but are not limited to statements regarding: risks related to market conditions; expectations regarding the timing for the commencement of future clinical trials; expectations regarding the success of clinical trials; the rate and degree of market acceptance and clinical utility of the company’s products; the company’s estimates regarding expenses and cash runway; and the impact of the ongoing coronavirus pandemic. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors. These risks and uncertainties, as well as other risks and uncertainties that could cause the company’s actual results to differ significantly from the forward-looking statements contained herein, are discussed in our quarterly 10-Q, annual 10-K, and other filings with the SEC, which can be found at www.sec.gov. Any forward-looking statements contained in this press release speak only as of the date hereof and not of any future date, and the company expressly disclaims any intent to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Media contact:

Amanda Sellers

asellers@vergescientific.com

301.332.5574

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